Exhibit 10.10(b)

SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of February 13, 2025, by and between CAMPUS 237 OWNER LLC, a Delaware limited liability company (“Landlord”), and CORSAIR GAMING, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain lease dated April 27, 2021 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment (the “First Amendment”) dated January 24, 2023 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 118,127 rentable square feet (the “Premises”) comprising the entire building located at 115 N McCarthy Boulevard, Milpitas, California (the “Building”).
B.
The Lease by its terms shall expire on August 31, 2032 (“Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Term of the Lease is hereby extended for a period of thirty-six (36) months and shall expire on August 31, 2035 (“Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date (“Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.
2.
Base Rent. As of the Extension Date, the schedule of Base Rent payable with respect to the Premises during the Extended Term is the following:

Months of Extended Term	Rentable Square Footage	Monthly Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
09/01/2032 – 08/31/2035	118,127	$3.61	$5,124,064.49	$427,005.37

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.
Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.
4.
Additional Rent. For the period commencing on the Extension Date and ending on the Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Share of Operating Costs and Taxes in accordance with the terms of the Lease, as amended hereby.
5.
Improvements to Premises.
5.1
Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

5.2
Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 6 of the Original Lease.
6.
Additional Contribution Allowance. Following Tenant’s execution of this Amendment and delivery of the same to Landlord, Tenant shall be entitled to receive an allowance of Eight Hundred Fifty Thousand and No/00 dollars ($850,000.00) (the “Additional Contribution Allowance”) from Landlord to be applied toward prior Alterations performed by Tenant under the Lease. Landlord shall disburse the Additional Contribution Allowance to Tenant within twenty (20) days after full execution and delivery of this Amendment.
7.
Miscellaneous.
7.1
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.
7.2
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
7.3
This Amendment may be executed and delivered by facsimile in one or more counterparts, each of which shall constitute one and the same Amendment. If this Amendment is signed and delivered in such manner, Landlord and Tenant shall promptly deliver an original signed version to the other. Any digital image copy of this Amendment (to the extent fully executed and delivered) shall be treated by the parties as a true and correct original of the same and admissible as best evidence to the extent permitted by a court of proper jurisdiction.
7.4
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
7.5
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.
7.6
Section 2.6 of the First Amendment is restated herein as of the date of this Second Amendment.
7.7
Section 2.7 of the First Amendment is restated herein as of the date of this Second Amendment.

7.8
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

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IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:

CAMPUS 237 OWNER LLC,

a Delaware limited liability company

By: /s/ John Hamilton

Name: John Hamilton

Title: Authorized Signatory

TENANT:

CORSAIR GAMING, INC., a Delaware corporation

By: /s/ Carina M. Tan

Name: Carina M. Tan

Title: General Counsel